UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2020

Frequency Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Charles Lindbergh Blvd.,

Mitchel Field, New York 11553

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 794-4500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 6, 2020, Frequency Electronics, Inc. (the “Company”) amended and restated its Code of Ethics (the “Code of Ethics”), effective immediately.

The Code of Ethics governs the conduct of all directors, officers and employees of the Company and its subsidiaries. The Code of Ethics was amended and restated to include new provisions regarding compliance with import and export laws and regulations, including with respect to economic sanctions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Code of Ethics, as amended and restated on May 6, 2020, which is available on the Company’s website at https://ir.freqelec.com/corporate-governance. Other information, materials and the contents of the Company’s website are not incorporated by reference in this Current Report on Form 8-K or made a part hereof for any purpose.

Item 8.01.     Other Events.

As previously reported, on April 12, 2020, the Company received proceeds from a loan in the amount of $4,964,810 (the “PPP Loan”) from JPMorgan Chase Bank, N.A. as the Lender, pursuant to the Small Business Administration Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act. On May 6, 2020, the Company elected to repay the PPP Loan in full.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020

FREQUENCY ELECTRONICS, INC.

By:          /s/ Steven L. Bernstein

Name:          Steven L. Bernstein

Title:            Chief Financial Officer, Secretary and Treasurer